                                                                Exhibit 10.56


NORTH CAROLINA
GUILFORD COUNTY


        THIS LEASE, made this 1ST day of APRIL, 1996, by and between C&M INVESTMENTS OF HIGH POINT INC., a North Carolina Corporation hereinafter called the Landlord, and QUAKER FABRIC CORPORATION OF FALL RIVER, a Massachusetts Corporation, having its principal office at 941 Grinnell Street Fall River, Massachusetts 02721, hereinafter called the Tenant.

                                  WITNESSETH:

        That in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

        The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, a free standing building to be built of approximately 10,000 square feet (100' x 100') located on a lot in TURNPIKE INDUSTRIAL PARK, Randolph County, Trinity, North Carolina. A copy of a site plan and survey, upon their completion, shall be attached to and become a part of this lease by reference and shall be known as EXHIBIT "A". The Landlord warrants that it owns the Premises in fee simple (subject to existing deeds of trust, utility easements and restrictive covenants of record) and had the right to enter into this Lease; and that the Tenant, provided it performs all of its obligations under this Lease, will peaceably and quietly enjoy the Premises during the lease term without any disturbance from the Landlord or any other person, except as otherwise specifically provide in this Lease.

        TERM. Article 1. The term of this Lease shall be for FIVE (5) years, beginning on the 1ST day of AUGUST, 1996 and expiring on the 31ST day of JULY, 2001, both dates inclusive.

        RENTAL. Article 2. As rental for the said premises, the Tenant shall pay to the Landlord's agent, DWAIN SKEEN COMMERCIAL * INDUSTRIAL REAL ESTATE, without notice or demand therefor, a rental at the rate of THIRTY THOUSAND AND 00/100 DOLLARS ($30,000.00) per year, payable in equal monthly installments of TWO THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($2,500.00), in advance, on the first day of each month. Rental payments received after the 10TH day of the month shall have a late fee of ONE HUNDRED TWENTY FIVE AND 00/100 DOLLARS ($125.00). Any check issued by the Tenant returned marked Non-Sufficient Funds
(NSF) will have a service fee charged of ONE HUNDRED AND 00/100 DOLLARS
($100.00).

        RENEWAL. Article 3. The Landlord does hereby grant to the Tenant the additional right, privilege and option to extend this Lease for an additional period of FIVE (5) years after the termination of the initial FIVE (5) year term, provided the Tenant is not then in default in the rent or any other of the covenants herein contained. The additional term of FIVE (5) years shall begin immediately upon the expiration of the initial FIVE (5) year term upon notice in writing to the Landlord of the Tenant's intention to exercise said option, said notice to be given at least ONE HUNDRED TWENTY (120) days prior to the expiration of the initial FIVE (5) year term. All of the conditions of this Lease shall be applicable on the renewal. The annual rental for the renewal shall be THIRTY FOUR THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($34,500.00) per annum, payable in equal monthly installments of TWO THOUSAND EIGHT HUNDRED SEVENTY FIVE AND 00/100 DOLLARS ($2,875.00) or shall increase by a percentage equal to the percent increase of the United States Department of Commerce Consumer Price Index for All Urban Consumers - All Items (1982-84 = 100) for the period APRIL 1, 1996 to APRIL 1, 2001 whichever is the lesser of the two.

        TIME OF THE ESSENCE. Article 4. Whereas the Landlord, at its sole cost and expense, will erect the above-described free standing building prior to the effective date of this Lease, and whereas the Landlord recognizes that time is of the essence for the completion of the building, the Landlord, therefore, agrees to the following terms: If, as of August 1, 1996, the building is not complete and/or if final inspections have not been completed by the Randolph County officials and/or other similar authorities, the Tenant will be entitled, as economic damages, to one day free rent for each day after August 1, 1996 that the building is not complete and/or final inspections have not been completed by the Randolph County officials and/or other similar authorities, such free rent to be applied beginning on the day that the Tenant first occupies the building. If, as of September 1, 1996, the building is not complete and/or if final inspections have not been completed by the Randolph County officials and/or other similar authorities, the Tenant may choose to avoid the lease in its entirety.

        USE. Article 5. The leased premises shall be used by the Tenant for WAREHOUSE AND WHOLESALE DISTRIBUTION OF FABRICS, and any other operation incidental to and connected with the business of the Tenant, and for no other purpose except with the written consent of the Landlord, which consent shall not be unreasonably withheld. The premises are leased to the Tenant subject to all zoning restrictions and all ordinances, and to all building restrictions and regulations, adopted by any governmental subdivisions having jurisdiction, which may now or hereafter affect the leased premises; and the Tenant agrees that it will make no unlawful or offensive use of the premises, and will use and maintain any equipment, appliances, or apparatus therein or thereon, in accordance with the laws, ordinances, regulations, and requirements of any such governmental subdivision affecting the same. Landlord hereby represents and warrants that no laws, ordinances, regulations, and requirements of any such governmental subdivisions make the Tenant's intended use, as described above, unlawful or offensive.

        UTILITIES. Article 6. The Tenant shall pay promptly when due, all charges for utilities services including water, electricity and fuel consumed on the premises.

        TAXES. Article 7. The Landlord shall pay all ad valorem taxes and assessments (except those described in the next succeeding paragraph) which may be levied, assessed or charged against the demised premises.

        The Tenant shall pay all ad valorem taxes assessed against any machinery, fixtures, goods, and other personal property which it may install or store in the leased premises and all license required in the operation of its business.

        INCREASED TAXES AND/OR INSURANCE. Article 8. If, during any calendar year of the original term of this Lease Agreement, or any extension thereof, the ad valorem taxes ad/or causality insurance premium levied or assessed against the property herein demised shall be increased over the amount of said taxes and/or causality insurance due and payable for the calendar year 1997, the Tenant shall, upon demand from the Landlord, promptly pay to the Landlord as additional rental, 100% of such increase.

        REPAIRS. Article 9. The Landlord shall keep the roof and exterior walls, exclusive of the windows, window framing, doors and door framing, of said building in good condition and agrees that if either the roof or any part of the exterior walls, except as above limited, shall become defective at any time during the said term that upon notification from the Tenant he will immediately repair and restore the defective part to good condition. In the event the Landlord fails or refuses to commence repair of the defective condition after a period of five (5) days from receipt of notice of said condition, the Tenant may cause the same to be remedied and restored to good condition, charge the reasonable cost thereof to the Landlord and deduct the cost from the next succeeding installment(s) of rent due by it to the said Landlord, but it is expressly understood and agreed that the Landlord shall not be liable to the Tenant for any damage it may sustain to its merchandise or equipment in or on the demised premises.
        The Tenant, at its own cost and expense, shall maintain (and replace when necessary) all other parts of the premises, including windows, window framing, doors and door framing, in as good condition as when the premises were received by it, and it shall return the premises at the expiration or termination of this Lease in good order and repair, less ordinary wear and tear, damage or loss by fire, the elements, or casualty excepted.
        (A) MECHANICALS. The Tenant shall be responsible for any and all repairs to the heating and air conditioning equipment up to the first ONE HUNDRED AND 00/100 DOLLARS ($100.00) on any occurrence. Landlord, if heating and air conditioning equipment is properly maintained, shall be responsible for replacement of fan motor, compressor, heat exchanger and the housing of said equipment, if necessary. Landlord warrants that the plumbing, electrical, and heating and air conditioning systems are in good operable condition on the initial date of occupancy by Tenant. Tenant agrees to maintain and pay for a service contract on the heating and air conditioning system serving the premises, at an estimated cost of up to TWO HUNDRED AND 00/100 DOLLARS ($200.00) per year. Such contract must provide that upon cancellation, written notice of the same shall to be given to Landlord by both parties and shall include at least quarterly service for the filters, motor and belts. Tenant agrees to provide Landlord at all times with a copy of the then currently effective service contract.

        (B) LANDSCAPING AND DEBRIS. The Tenant shall keep the premises free from all trash and debris, maintain the shrubbery and landscaping in a well kept manner.

        GLASS. Article 10. The Tenant shall be liable for any damage to or breakage of glass on the demised premises occurring during the term of this Lease or any extension thereof, and agrees that it shall promptly replace any such damaged or broken glass at its own expense. The Tenant, at its option, may procure glass insurance for the said premises.

        ALTERATIONS. Article 11. The Tenant shall have the right and privilege to make, at its own expense, ordinary repairs and alterations to the premises hereby demised; provided, however, that no major alterations or changes of a structural nature shall be made without prior written consent of the Landlord, which consent the Landlord agrees shall not be unreasonably withheld. Upon termination of the Lease, the Tenant shall, upon demand by the Landlord, remove at its own cost and expense all alterations made by it and restore the premises to its condition at the commencement of the term of this Lease, ordinary wear and tear excepted.

        SIGNS. Article 12. The Tenant will not exhibit, inscribe, paint, or affix any sign, advertisement, notice or other lettering on any part of the outside of the leased premises or of the building in which the leased premises are located without first obtaining the written approval of the Landlord; and the Tenant further agrees to maintain such sign, lettering, etc., as may be approved by the Landlord in good condition and repair at all times.

        FIXTURES. Article 13. The Tenant, at the expiration or termination of this Lease, may remove from the premises all movable trade fixtures, machinery, furniture, and equipment which it may have placed in the premises at its own expense, or may have otherwise acquired; but the Tenant agrees that it will repair, at its own expense, any and all damage or disfigurement to the premises caused by such removal.

        DAMAGE. Article 14. (A) The Landlord shall maintain insurance upon the building in which the leased premises are located covering such casualty and other risks in such amounts and with such insurance companies as shall be satisfactory from time to time to the Landlord.

        (B) If the leased premises shall be damaged during the term (or terms) of this Lease by fire or any other casualty which is among the hazards included in the insurance maintained under their terms of paragraph (A) above, the damage shall be repaired and the premises shall be restored, as nearly as possible, by and at the expense of the Landlord; and until such repairs and restoration are effected, the rental shall be equitably apportioned according to the proportion of the leased premises which may be usable by the Tenant; provided, however, that if the building in which the leased premises are located shall be so damaged to such an extent that the estimated cost of such repairs and restoration shall be greater than fifty percent (50%) of the building immediately before such damaged or if the loading docks shall be so damaged such that fifty percent (50%) of the building immediately before such damage or if the loading docks shall be so damaged such that fifty percent (50%) or more of the loading docks or surrounding area are not usable for their normal and intended purposes, then either party shall have the option of terminating this Lease as of the date of the occurrence of such damage by giving written notice to the other party within fifteen (15) days thereafter.

        (C) The Tenant, at its own cost and expense, shall keep its contents, furniture, furnishings, fixtures, and other property located in the leased premises insured for its current value against the hazards of fire or any other casualty which is among the hazards included in the standard extended coverage insurance form.

        (D) Each of the parties hereby releases, to the extent of its insurance coverage, the other party from any liability for loss or damage caused by fire or any other casualty which is among the hazards included in the insurance maintained by such party even if such fire or other casualty shall be caused by the fault or negligence of the other party, its agent, or employees.

        (E) The Tenant shall not do, or knowingly permit to be done, any act or thing which will invalidate or be in conflict with the fire insurance policies covering the building in which the premises are located, or permit anything therein or thereon, which will increase the rate of fire insurance on the building in which the premises are located. If by reason of the failure of the Tenant to comply with this provision, the fire insurance rate on the said building shall at any time be any higher than it is on the commencement date of this Lease, then the Tenant shall reimburse the Landlord for his proportionate share for that portion of all fire insurance premiums on the building thereafter paid by the Landlord on the 15th day of the month following such outlay by the Landlord, as additional rental under this Lease. The Tenant further agrees that, at its own cost and expense, it will promptly comply with all rules, orders, regulations and requirements of the North Carolina Board of Fire Underwriters, or any other body succeeding to its functions.

        INDEMNIFICATION. Article 15. The Landlord shall not be liable for any injury to person or damage to property caused by or resulting from the use or resulting from carelessness in the operation of any equipment on the premises and the Tenant expressly agrees to indemnify the Landlord against and hold it harmless from all claims for damage to property or injury to person arising out of the use or occupancy of the premises by Tenant, or its employees, agents, customers, or licensees, or out of the performance of any work on or the making of any repairs to the premises by the Tenant, or its employees or agents, or by any independent contractor engaged by the Tenant.

        The Tenant, at its own expense, shall also carry throughout the term (or terms) of this Lease (and upon request by the Landlord, the Tenant shall provide certificates of coverage for) general liability insurance protecting the Tenant and the Landlord against any and all liability occasioned by accident or disaster occurring in or on the premises, to an amount of at least TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00) with respect to any one person, FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) with respect to any accident or disaster, and ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00) with respect to property damage, and the said liability insurance shall cover both the premises and the parking lot adjoining the premises and shall contain provisions that the policies are noncancelable except with thirty (30) days notice in writing to the Landlord.

        ASSIGNMENT. Article 16. The Tenant shall have no right to assign this Lease or to sublet the whole or any part of the premises without the prior written consent to the Landlord, which consent shall not be unreasonably withheld, provided, however, that if the Tenant merges with another organization, whether or not the Tenant is the surviving company, the lease, by operation of law, will become that of the surviving corporation. In the event that the Landlord shall consent an assignment or subleasing, the Tenant shall still remain liable for all of its obligations hereunder, including, but not limited to, the payment of rental.

        INSPECTION. Article 17. The Tenant agrees that the agents of the Landlord shall have the right to enter the premises with prior appointment made with the Tenant, to examine the same and to make any repairs which the Landlord is required to make under this Lease and to show the premises to prospective purchasers or tenants; and the Tenant further agrees that during the sixty (60) days prior to the expiration of the term of this Lease, the Landlord shall have the right to place notices on the front of the said premises, or on any part thereof, offering the premises for lease or for sale.

        NOTICES. Article 18. All rental notices, demands, and statements sent or required to be sent pursuant to the terms of this Lease shall be sent certified mail, return receipt requested, and if intended for the Tenant, shall be addressed to it at:

                    QUAKER FABRIC CORPORATION OF FALL RIVER
                              941 GRINNELL STREET
                              FALL RIVER, MA 02721

and if intended for the Landlord, shall be addressed to it:

                       C&M INVESTMENTS OF HIGH POINT INC.
              c/o DWAIN SKEEN COMMERCIAL - INDUSTRIAL REAL ESTATE
                                   PO BOX 84
                           HIGH POINT, NC 27261-0084

Either of the parties to this Lease, however, may designate a new address for the purpose of this paragraph by giving notice in writing to the other.

        EMINENT DOMAIN. Article 19. If the whole or any portion of the leased premises substantial enough to affect the use of the premises by the Tenant shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, then, and in such event, this lease shall be terminated as of the date when possession of the portion so taken shall be required for such use or purpose. The current rental, in any such case, shall be prorated to the date of taking and Landlord shall be entitled to receive the full award without apportionment to Tenant.

        HOLDOVER. Article 20. If the Tenant shall hold over and remain in possession of the leased premises after the expiration of the original term of this Lease, or any extended term that may later be granted, such possession shall be as a month-to-month tenant. During such month-to-month tenancy, rent shall be payable at 150% of the rate that in effect during the last month of the preceding term, and the provisions of this Lease shall be applicable.

        RIGHTS. Article 21. All rights and liabilities herein given to or imposed upon the parties to this Lease shall extend to and shall be binding upon the heirs, executors, administrators, successors, and assigns of the parties.

        BANKRUPTCY. Article 22. The interest of the Tenant under this Lease shall not be transferable by any execution sale, receiving proceeding, bankruptcy proceeding, or by operation of law in any manner whatsoever, and in any such event or contingency, or if the Tenant shall file a petition in bankruptcy, or be adjudicated a bankrupt, or make an assignment of the benefit of creditors, or take advantage of any insolvency act, this Lease shall automatically be terminated, and upon such termination the Tenant shall have no further interest in the leased premises nor any further rights under this Lease.

        ENVIRONMENTAL MATTERS: INDEMNITIES. Article 23. Tenant hereby indemnifies Landlord and agrees to hold Landlord harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind, whatsoever paid, incurred or suffered by or asserted against Landlord for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, omission, discharging or release from the Premises of any "Hazardous
Material" (and as defined herein), including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, or any so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, or relating to or imposing liability or standards of conduct concerning any Hazardous Material, but only to the extent caused by, or within the control of the Tenant. It is understood and agreed that any and all underground storage tanks ("UST") on the property, if any, are not within the control of the Tenant, provided, however, that the Tenant does not install such a UST during the course of this lease. Otherwise, Landlord agrees to indemnify and hold Tenant harmless from all of the foregoing. The provisions of and undertakings and indemnifications set out in this paragraph shall survive the termination of this Lease.

        For purposes of this Lease, "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, or relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or any time hereafter in effect.

        DEFAULT. Article 24. The happening of any one or more of the following listed events shall constitute a breach of this Lease Agreement.
         (A) The failure of Tenant to pay when due any rent payable under this Lease Agreement.
         (B) The failure of Tenant to perform timely any acts required of it in the performance of this Lease or otherwise to comply with any term or provision hereof.

        EFFECTS OF DEFAULT. Article 25.
         (A) Upon the occurrence of any event of default and the failure of Tenant to cure or remove same within fifteen (15) days after written notice of such default, Landlord may, if it shall so elect, in addition to any other remedies available to it, terminate the term hereof upon written notice of termination to the Tenant, and upon exercise of such election, the same shall be effective as of the date of the event of default; or
         (B) Landlord may, if it shall so elect, terminate Tenant's right of possession or occupancy only, without suspending or terminating the remaining term of the Lease Agreement or Tenant's obligations hereunder.
         (C) If the Landlord shall terminate the Tenant's right of possession without terminating this Lease, Landlord shall be entitled to make such alterations or repairs for the account of Tenant as may be reasonably necessary and shall make a reasonable effort to relet the leased premises or any part thereof for such term or terms

(which may exceed the balance of the term of this Lease) and at such rental and upon such other terms and conditions as in Landlord's sole discretion may be deemed advisable. Upon each such reletting, all rentals received by Landlord from the reletting shall be applied, first, to the payment of any indebtedness other than rental due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys fees; third, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied to payment of rent as the same shall become due and payable hereunder. If the rentals received from such reletting during any month shall be less than that to be paid during that month by the Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No reentry or taking of possession of the leased property by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless written notice of such intention is given to Tenant by Landlord or unless the termination of this Lease has been decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination, Landlord may elect at any time after default to terminate this Lease, and in addition to any other remedies Landlord may have, may recover from Tenant all damages incurred by reason of such default, including the cost of recovering the leased premises, reasonable attorneys fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to the rent reserved in this Lease for the remainder of the term hereof over the then reasonable rental value of the leased premises for the remainder of the term of this Lease, all of which amounts shall be immediately due and payable from Tenant to Landlord. In the event Landlord is successful in reletting the leased premises for a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Tenant and Landlord each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess.
        (D) The rights and remedies of Landlord above provided are not exclusive and shall be in addition to and not in lieu of any other rights and remedies available to Landlord hereunder, at law or in equity, on account of default of Tenant.

        MISCELLANEOUS. Article 26.
        (A) This Lease contains the entire understanding of the parties and there are no conditions precedent to its effectiveness or collateral understandings with respect to its subject matter.
        (B) This Lease may not be modified except by a writing signed by both parties.
        (C) This Lease shall not be construed strictly against either party, but fairly in accordance with their intent as expressed herein.
        (D) The Landlord's remedies are cumulative and not exclusive of other remedies to which the Landlord may be legally entitled.
        (E) No waiver of any breach of a provision of this Lease may be construed to be a waiver of any succeeding breach of the same or any other provision.
        (F) Time is of the essence in every particular, especially where the obligation to pay money is involved.
        (G) Each provision of this Lease shall be deemed both a covenant and a condition.
        (H) This Lease binds the parties, their respective heirs, personal representatives, successors and permitted assigns.
        (I) If requested by either party, both parties shall execute a short form lease or memorandum of lease for recording purposes.

        IN WITNESS WHEREOF, the Landlord has caused this Lease to be executed in its name and the Tenant has caused this Lease to be executed in its name, all as of the day and year first written above.


                                         LANDLORD:
                                         C&M INVESTMENTS OF HIGH POINT INC.


ATTEST:  __________________________      ________________________________
         ASHLEY M. DAVIS, SECRETARY      BY: C. WAYNE MCDONALD, PRESIDENT

                                         TENANT:
                                         QUAKER FABRIC CORPORATION OF FALL RIVER


ATTEST:  __________________________      ________________________________
         SECRETARY                       VICE PRESIDENT - SALES